                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported) July 16, 1996





                                THE PANTRY, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                           33-72574              56-1574463
 (State or other jurisdiction      (Commission File No.)    (I.R.S. Employer
     of incorporation)                                    Identification Number)


                1801 DOUGLAS DRIVE, SANFORD, NORTH CAROLINA 27330
                    (Address of principal executive offices)


                                 (919) 774-6700
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS

         On July 16, 1996, the Company's shareholders signed an agreement providing for the settlement of their previously disclosed disputes.

         As previously reported, on November 30, 1995, the Company entered into certain stock purchase and related agreements with FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III"), FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International") (collectively with FSEP III the "FS Group"), Chase Manhattan Capital Corporation ("Chase"), Montrose Value Fund Limited Partnership ("MVF"), controlled by W. Clay
Hamner ("Hamner"), Chairman of the Company's Board of Directors, and Wayne M. Rogers ("Rogers"), a member of the Company's Board of Directors, and Montrose Financial No. 6 Limited Partnership (Pantry) ("MF No. 6") (collectively with
MVF the "Montrose Group"), controlled by Hamner, as a result of which the FS Group and Chase acquired 39.9% and 12%, respectively, of the Company's stock, and the Montrose Group retained 48.1% of the Company's stock (the "Initial Transaction"). On November 30 and December 1, 1995, the FS Group, Chase, the Company, and the Montrose Group entered into related agreements, which called for the FS Group and Chase to acquire substantially all of the remaining shares of the Company's stock held by the Montrose Group, subject to certain conditions, prior to May 1, 1996 (the "Subsequent Transaction").

         In March, 1996, each of the FS Group and Chase advised the Montrose Group, that they believed, among other things, that all the conditions to the Subsequent Transaction had not been met and that each of the FS Group, certain of its related entities, and Chase was therefore relieved of its obligations to proceed with the purchase contemplated thereby. In April, 1996, the Montrose Group brought suit against the FS Group, certain of its related entities, and Chase seeking to require their performance of the Subsequent Transaction (the "Litigation"). In the Litigation, the Company was named a nominal defendant. All of these matters have been more fully reported in the Company's 8-K dated December 14, 1995, 10-K dated December 21, 1995, and
10-Q dated May 10, 1996.

         On July 16, 1996, the Montrose Group, Hamner and Rogers and the FS Group, certain of its related entities, Chase and the Company entered into a Settlement Agreement to resolve these disputes. Pursuant to the terms of that agreement, subject to certain regulatory approvals, at closing: (i) the FS Group and Chase will purchase all the Montrose Group's stock in the Company;
(ii) Hamner and Rogers will resign from the Company's Board of Directors;
(iii) Hamner's employment agreement with the Company, which extended to December 31, 2000, at a current annual base salary of $367,000, and all benefits thereunder, will be terminated in exchange for a payment of $750,000 and Hamner's agreement, subject to certain exceptions, not to compete with the Company for a period of three years; (iv) the parties, including the Company, will exchange mutual releases and dismiss with prejudice the Litigation. The Settlement Agreement also provides for a closing of the purchases contemplated thereby no later than September 10, 1996, subject to certain rights to extend that date to September 20, 1996. In the event the closing does not occur as contemplated, the Settlement Agreement also provides that the Montrose Group will have the option, for a period of 90 days, to acquire the stock of the Company previously purchased by the FS Group and Chase in the Initial Transaction.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(c)               Exhibits.

Exhibit No.                Description of Exhibit

10.1                       Settlement Agreement dated as of July 16, 1996 among the Montrose Group,
                           Hamner and Rogers, the FS Group, Chase and the Company


                                       -2-

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE PANTRY, INC.


Date:  July 18, 1996                    /s/ Mark C. King
                                        ----------------
                                        Mark C. King
                                        Senior Vice President
                                        Chief Financial Officer and Secretary

                                  EXHIBIT INDEX


Exhibit No.    Description of Exhibit                              Sequentially Numbered Page

10.1 Settlement Agreement dated as of July 16, 1996 among the Montrose Group, Hamner and Rogers, the FS Group, Chase and the Company